Exhibit 99.(a)(12)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Variable Investment Series (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on October 14, 2004, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on December 30, 2004, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

Dated this 23rd day of December, 2004.

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	December 23, 2004

To be Effective:	December 30, 2004

TO

MORGAN STANLEY VARIABLE INVESTMENT SERIES

DECLARATION OF TRUST

DATED

FEBRUARY 24, 1983

Amendment dated October 14, 2004 to the Declaration of Trust (the “Declaration”) of Morgan Stanley Variable Investment Series (the “Trust”) dated February 24, 1983.

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the European Growth Portfolio of the Trust to the “European Equity Portfolio,” such change to be effective on December 30, 2004;

NOW, THEREFORE:

1.               The Declaration is hereby amended so that the European Growth Portfolio is hereby designated the “European Equity Portfolio.”

2.               The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.               This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[executed in counterparts]

IN WITNESS WHEREOF, the undersigned, the Directors of the Trust, have executed this instrument this 23rd day of December, 2004.

/s/ Michael Bozic	/s/ Charles A. Fiumefreddo
Michael Bozic, as Director	Charles A. Fiumefreddo, as Director
and not individually	and not individually
c/o Kramer Levin Naftalis	c/o Morgan Stanley Trust
& Frankel LLP	Harborside Financial Center,
Counsel to the Independent	Plaza Two
Directors	Jersey City, NJ
919 Third Avenue
New York, NY

/s/ Edwin J. Garn	/s/ Wayne E. Hedien
Edwin J. Garn, as Director	Wayne E. Hedien, as Director
and not individually	and not individually
c/o Summit Ventures LLC	c/o Kramer Levin Naftalis & Frankel LLP
One Utah Center	Counsel to the Independent Directors
201 South Main Street	919 Third Avenue
Salt Lake City, UT	New York, NY

/s/ James F. Higgins	/s/ Manuel H. Johnson
James F. Higgins, as Director	Dr. Manuel H. Johnson, as Director
and not individually	and not individually
c/o Morgan Stanley Trust	c/o Johnson Smick International, Inc.
Harborside Financial Center	2099 Pennsylvania Avenue, N.W.
Plaza Two	Suite 950
Jersey City, NJ	Washington, D.C.

/s/ Joseph J. Kearns	/s/ Michael E. Nugent
Joseph J. Kearns, as Director	Michael E. Nugent, as Director
and not individually	and not individually
c/o Kearns & Associates LLC	c/o Triumph Capital, L.P.
23852 Pacific Coast Highway	445 Park Avenue
Malibu, CA	New York, NY

/s/ Fergus Reid
Fergus Reid, as Director
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY